EXHIBIT 23.2




                           PENNSYLVANIA POWER COMPANY

                       CONSENT OF INDEPENDENT ACCOUNTANTS




          We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-62450 and 33-65156) of Pennsylvania Power Company of our report dated February 28, 2003 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2003 relating to the financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP

Cleveland, Ohio
March 24, 2003